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                              AMPHENOL CORPORATION
                            WALLINGFORD, CONNECTICUT
  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL
                             MEETING IN LIEU OF THE
          ANNUAL MEETING OF STOCKHOLDERS ON THE 14TH DAY OF MAY, 1997

    The undersigned hereby appoints Lawrence J. DeGeorge and Edward G. Jepsen, and each of them, each with the power to appoint his or her substitute, attorneys successors and assigns with the powers the undersigned would possess if personally present to vote all of the Common Stock of Amphenol Corporation (hereinafter "Amphenol") held of record by the undersigned on March 24, 1997, at the Special Meeting in lieu of the 1997 Annual Meeting of the Stockholders to be held on the 14th day of May, 1997 at 10:00 a.m. local time, at Amphenol's headquarters, 358 Hall Avenue, Wallingford, Connecticut 06492, and at any adjournments or postponements thereof, upon the matters set forth herein and, in their discretion, upon all other matters which may come before the meeting. Without otherwise limiting the general authorization hereby given, said attorneys are instructed to vote as follows on the matters set forth below:

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR PROPOSALS 1, 2 AND 3.

(1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of January 23, 1997 and as amended as of April 9, 1997 (the "Merger Agreement"), between Amphenol and NXS Acquisition Corp. ("Newco"). The Merger Agreement provides, among other things, for the merger of Newco with and into Amphenol (the "Merger") pursuant to which each share of Amphenol Class A common stock, $.001 par value per share ("Amphenol Common Stock") (other than (i) shares of Amphenol Common Stock held by Amphenol, any subsidiary of Amphenol, KKR 1996 Fund L.P., a Delaware limited partnership (the "Partnership"), Newco or any subsidiary of the Partnership, which will be cancelled and retired, and (ii) fractional shares and shares of Amphenol Common Stock subject to dissenters' rights), will be converted into either (a) the right to receive $26.00 in cash or (b) the right to retain one share of Amphenol Common Stock (the "Merger Proposal"). Because approximately 4,400,000 shares of Amphenol Common Stock in the aggregate must be retained by existing Amphenol stockholders either through election or proration, the right to receive either $26.00 in cash for each share or to retain that share of Amphenol Common stock is subject to proration, as set forth in the Merger Agreement.
            FOR: ____           AGAINST: ____           ABSTAIN: ____

(2) To elect the following directors to serve either until their terms expire at the 2000 Annual Meeting of Stockholders or until their respective successors are duly elected or appointed (as the case may be) and qualified; provided that if the Merger Proposal is approved and adopted by the Amphenol stockholders, the directors of Amphenol immediately after the effective time of the Merger would be Martin H. Loeffler and the then current directors of
    Newco:

    Lawrence J. DeGeorge
            FOR: ____           AGAINST: ____           ABSTAIN: ____
    Dr. Marcia A. Savage
            FOR: ____           AGAINST: ____           ABSTAIN: ____
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(3) To ratify the selection of Price Waterhouse LLP as independent auditors of
    Amphenol.
            FOR: ____           AGAINST: ____           ABSTAIN: ____

(4) To transact such other business as may properly come before the Special Meeting in lieu of the Annual Meeting or any adjournments or postponements thereof.

    THE PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, FOR PROPOSALS 1, 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark, sign, date and return this proxy in the enclosed envelope as soon as possible, even though you plan to attend this meeting.
To help our preparation for the meeting, please check here if you plan to attend. ____

       SPACE FOR MAILING LABEL

       SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ABOVE
       _________________________________________________ Date: _________________
       _________________________________________________ Date: _________________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

If your address has changed, please note new address:
_________________________________________________________ Zip Code: ____________